UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2007

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

125 Sidney Street, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In connection with the common stock offering by Altus Pharmaceuticals Inc. (the "Company") in April 2007, all of our directors and executive officers and some of our stockholders agreed to a 90-day lock-up period during which they would refrain from selling or offering to sell securities of the Company. The 90-day lock up period began on the date of the prospectus supplement and expired today.

In connection with the lock-up agreements, the Company exercised its right to suspend previously authorized sales by executive officers under any trading plans that had been put in place by such officers under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. These 10b5-1 plans allow an executive officer to set up a program in advance for trades in a company's securities and proceed with them even if he or she comes into possession of material non-public information after establishing the trading program. Under the terms of these plans, when the Company suspends trading, all of the shares that would have been sold during the suspension become eligible for sale when the suspension is revoked. Depending on the pricing restrictions in the four prearranged plans and based on the closing price of the Company's common stock on July 17, 2007, up to approximately 50,000 shares will be released for sale under the plans upon this expiration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

July 17, 2007	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer